As filed with the Securities and Exchange Commission on February 15, 2022
Registration No. 333-252321

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MODIV INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	120 Newport Center Drive Newport Beach, CA 92660 (888) 686-6348	47-4156046
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Aaron S. Halfacre
President and Chief Executive Officer
Modiv Inc.
120 Newport Center Drive
Newport Beach, CA 92660
(888) 686-6348
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Lauren Burnham Prevost, Esq.
Seth K. Weiner, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☒     Smaller reporting company  ☒     Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Prospectus

Modiv Inc.

Distribution Reinvestment Plan
Class C Common Stock

Modiv Inc. is a Maryland corporation that qualifies and has elected to be taxed as a real estate investment trust (REIT). We acquire, own and actively manage single-tenant net-lease retail, office and industrial properties throughout the United States, with a focus on strategically important and mission critical properties net leased to primarily investment grade tenants. Modiv seeks to provide investors access to MOnthly DIVidends and MOre DIVersification through a durable portfolio of real estate and real estate-related investments designed to generate both current income and long-term growth. Additionally, Modiv operates with an investor-first focus and strives towards a “best-in-class” corporate governance structure through a board of directors and management team with decades of institutional real estate industry experience.

We have established a Second Amended and Restated Distribution Reinvestment Plan (DRIP) for our Class C common stock designed to provide existing holders of shares of our Class C common stock with a method to designate the cash distributions paid in connection with their shares for reinvestment in additional shares of Class C common stock through the DRIP. Some of the significant features of the DRIP are as follows:

•	Our current stockholders may purchase additional shares, if desired, by automatically reinvesting their cash distributions in shares under the DRIP.
•
The purchase price for shares under the DRIP depends on whether we issue new shares to DRIP participants or we or any third-party administrator obtains shares to be issued to DRIP participants by purchasing them in the open market. The purchase price for shares issued directly by us will be 97% (or such other discount as may then be in effect) of the Market Price (as defined below) of our Class C common stock. This discount is subject to change from time to time, in our sole discretion, but will be between 0% to 5% of the Market Price. We will advise DRIP participants through a press release of any change in the applicable discount at least 30 days prior to the effective date of the change. The purchase price for Class C common stock that we or any third-party administrator purchases from parties other than us, either in the open market or in privately negotiated transactions, will be 100% of the “average price per share” (as described below) actually paid for such shares, excluding any processing fees. We are not required to provide any notice to DRIP participants as to the source of the Class C common stock to be issued under the DRIP.

•
Record owners may join the DRIP by completing and signing an enrollment form and returning it to the administrator, or by following the enrollment procedures specified on the administrator’s website at www.computershare.com/investor. Enrollment forms may be obtained at any time by written request, by contacting the administrator at the address and telephone number provided herein, or via the internet at the administrator’s website at www.computershare.com/investor. If you are already enrolled in the DRIP, no action is required.

•	Participants may terminate participation in the DRIP at any time without penalty by notifying our appointed third-party DRIP administrator.
•
We will offer shares pursuant to the DRIP until we sell all $100,000,000 of shares of our common stock in this offering; provided, however, that our board of directors may amend, suspend or terminate the DRIP for any reason by providing ten days’ notice to participants in the plan.

•	Cash distributions are still taxable even though they will be reinvested in shares pursuant to the DRIP.
•
You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision.

We have appointed Computershare Trust Company, N.A. to serve as the administrator of the DRIP.

The New York Stock Exchange lists our Class C common stock under the symbol “MDV.” On February 15, 2022, we closed an underwritten public offering of 40,000 shares of our Class C common stock on the New York Stock Exchange at a price of $25.00 per share.

The Offering:

	Number of Shares Being Offered	Offering Price Per Share		Maximum Proceeds (Before Expenses)
Class C Common Stock, $0.001 par value per share	4,000,000	$25.00	(1)	$100,000,000

(1)
The purchase price for shares under the DRIP depends on whether we issue new shares to DRIP participants or we or any third-party administrator obtains shares to be issued to DRIP participants by purchasing them in the open market. The purchase price for shares issued directly by us will be 97% (or such other discount as may then be in effect) of the Market Price of our Class C common stock. This discount is subject to change from time to time, in our sole discretion, but will be between 0% to 5% of the Market Price. We will advise DRIP participants through a press release of any change in the applicable discount at least 30 days prior to the effective date of the change. The purchase price for Class C common stock that we or any third-party administrator purchases from parties other than us, either in the open market or in privately negotiated transactions, will be 100% of the average price per share actually paid for such shares, excluding any processing fees. We are not required to provide any notice to DRIP participants as to the source of the Class C common stock to be issued under the DRIP.  On February 15, 2022, we closed an underwritten public offering of 40,000 shares of our Class C common stock on the New York Stock Exchange at a price of $25.00 per share.

Neither the Securities and Exchange Commission (SEC), the Attorney General of the State of New York, nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted. Modiv Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The date of this prospectus is February 15, 2022

i

PROSPECTUS SUMMARY

Modiv Inc.

Modiv Inc. is a Maryland corporation, incorporated on May 15, 2015, that elected to be treated as a REIT for U.S. federal income tax purposes beginning with its taxable year ended December 31, 2016 and intends to continue to qualify to be taxed as a REIT. Our primary investment objectives are:

•	to provide attractive growth in adjusted funds from operations and sustainable cash distributions;
•	to preserve and return capital contributions;
•	to realize value appreciation from proactive investment selection and management;
•	to provide future opportunities for growth and value creation; and
•	to provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate.

Our principal executive offices are located at 120 Newport Center Drive, Newport Beach, CA 92660. Our telephone number is (888) 686-6348, and our website address is http://www.Modiv.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

We acquire, own and actively manage single-tenant net-lease retail, office and industrial properties throughout the United States, with a focus on strategically important and mission critical properties net leased to primarily investment grade tenants. Modiv seeks to provide investors access to MOnthly DIVidends and MOre DIVersification through a durable portfolio of real estate and real estate-related investments designed to generate both current income and long-term growth. Additionally, Modiv operates with an investor-first focus and strives towards a “best-in-class” corporate governance structure through a board of directors and management team with decades of institutional real estate industry experience.

We hold our investments in real property through special purpose limited liability companies which are wholly-owned subsidiaries of Modiv Operating Partnership, LP, a Delaware limited partnership (Operating Partnership). The Operating Partnership was formed on January 28, 2016. We are the sole general partner of the Operating Partnership and, as of February 10, 2022, we own an approximately 77% interest in the Operating Partnership, and our limited partners own an approximately 23% interest in the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.

We were founded as Rich Uncles Real Estate Investment Trust, Inc. on May 15, 2015, changed our name to RW Holdings NNN REIT, Inc. in July 2017 and changed our name to Modiv Inc. in January 2021. Until December 31, 2019, our business was externally managed by Rich Uncles NNN REIT Operator, LLC (our former external advisor). Our former external advisor managed our operations and our portfolio of core real estate properties and real estate-related assets and provided asset management and other administrative services pursuant to our second amended and restated advisory agreement (Advisory Agreement) with our former external advisor and our former sponsor, BrixInvest, LLC (BrixInvest), a Delaware limited liability company whose members include Messrs. Aaron S. Halfacre and Raymond Wirta, our Chief Executive Officer and former Chairman, respectively.

Our former external advisor also served as the sponsor and advisor for Rich Uncles Real Estate Investment Trust I (REIT I) through December 31, 2019 and for BRIX REIT, Inc. through October 28, 2019. Pursuant to the Advisory Agreement, we paid our former external advisor certain fees through December 31, 2019.

We became self-managed on December 31, 2019. Pursuant to an Agreement and Plan of Merger dated September 19, 2019, on December 31, 2019, REIT I merged with and into Katana Merger Sub, LP (Merger Sub), a Delaware limited partnership and our wholly-owned subsidiary, with Merger Sub surviving as our direct, wholly-owned subsidiary. At such time, the former stockholders of REIT I received shares of our Class C common stock and the separate existence of REIT I ceased. In addition, the self-management transaction was completed, whereby we effectuated a Contribution Agreement dated September 19, 2019, pursuant to which we assumed substantially all of the assets and certain liabilities of BrixInvest in exchange for units of limited partnership interest in the Operating Partnership (Self-Management Transaction). As a result of the completion of the merger and the Self-Management Transaction, we eliminated all fees for acquisitions, dispositions and management of our properties, except for third-party property management fees, which are generally reimbursed by our tenants.

On July 15, 2015, we filed a registration statement on Form S-11 (File No. 333-205684) with the Securities and Exchange Commission (SEC) to register an initial public offering of a maximum of 90,000,000 of our shares of common stock for sale to the public (Initial Primary Offering). We also registered a maximum of 10,000,000 of our shares of common stock pursuant to the DRIP (Initial Registered DRIP Offering and together with the Primary Offering, the Initial Registered Offering). The SEC declared our registration statement effective on June 1, 2016, and on July 20, 2016, we began offering shares of common stock to the public. Pursuant to the Initial Registered Offering, we sold shares of Class C common stock directly to investors, with a minimum investment in shares of $500. Commencing in August 2017, we began selling shares of our Class C common stock only to U.S. persons as defined under Rule 903 promulgated under the Securities Act of 1933, as amended (Securities Act), and began selling shares of our Class S common stock as a result of the commencement of the Class S Offering (as defined below) to non-U.S. Persons.

On August 11, 2017, we began offering up to 100,000,000 shares of Class S common stock exclusively to non-U.S. Persons as defined under Rule 903 promulgated under the Securities Act, pursuant to an exemption from the registration requirements of the Securities Act and in accordance with Regulation S of the Securities Act (Class S Offering). The Class S common stock has similar features and rights as the Class C common stock, including with respect to voting and liquidation, except that the Class S common stock offered in the Class S Offering may be sold only to non-U.S. Persons and may be sold through brokers or other persons who may be paid upfront and deferred selling commissions and fees.

On December 23, 2019, we commenced a follow-on offering pursuant to a new registration statement on Form S-11 (File No. 333-231724) (Follow-on Offering), which registered the offer and sale of up to $800,000,000 in share value of Class C common stock, including $725,000,000 in share value of Class C common stock pursuant to the primary portion of the Follow-on Offering and $75,000,000 in share value of Class C common stock pursuant to the DRIP. We ceased offering shares pursuant to the Initial Registered Offering concurrently with the commencement of the Follow-on Offering.

On January 22, 2021, we filed a registration statement on Form S-3 (File No. 333-252321) to register a maximum of $100,000,000 of additional shares of Class C common stock to be issued pursuant to the amended and restated DRIP (the 2021 DRIP Offering and, collectively with the Initial Registered DRIP Offering, the Registered DRIP Offering; the Registered DRIP Offering collectively with the Follow-on Offering and the Reg A Offering (as defined below), the Registered Offerings). We commenced offering shares of Class C common stock pursuant to the 2021 DRIP Offering upon termination of the Follow-on Offering.

Effective January 27, 2021, with the approval of our board of directors, we terminated the Follow-on Offering. In connection with the termination of the Follow-on Offering, we stopped accepting investor subscriptions on January 22, 2021. On February 1, 2021, we commenced a private offering of Class C common stock under Regulation D promulgated under the Securities Act (the Private Offering and, collectively with the Registered Offerings, the Offerings) and accepted investor subscriptions from only accredited investors until we terminated the Private Offering on August 12, 2021.

On June 29, 2021, we filed with the SEC a Regulation A Offering Statement on Form 1-A, including our preliminary offering circular, for a $75,000,000 offering of our Class C common stock and filed an amended Form 1-A on August 13, 2021 (the Reg A Offering). The SEC qualified the amended Regulation A Offering Statement on Form 1-A on August 16, 2021. We terminated the Reg A Offering effective upon the close of business on November 24, 2021, given our plan to seek a listing of our Class C common stock on a national securities exchange in early 2022.

On December 8, 2021, we filed with the SEC a registration statement on Form S-11 (File No. 333-261529), which was amended on February 9, 2022, to register $1,000,000 of additional shares of Class C common stock to be listed on the New York Stock Exchange (the Listed Offering). The SEC declared the Listed Offering effective on February 10, 2022 and our Class C common stock began trading on the New York Stock Exchange (NYSE) under the symbol “MDV.” On February 15, 2022, we sold the shares in the Listed Offering at a price of $25.00 per share.

As of December 31, 2021, we owned 38 properties, all of which are 100% owned except one tenant-in-common real estate investment in which we own approximately 72.7% (the “TIC Interest”). Our portfolio consists of 12 retail properties, 12 industrial properties and 14 office properties, including the TIC Interest.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have a board of directors comprised of seven members, a majority of whom are independent directors.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income (computed without regard to the dividends paid deduction and excluding net capital gains). If we fail to maintain our qualification as a REIT in any year, we will be subject to tax on our taxable income at regular corporate rates. In addition, we will not be able to deduct distributions paid to our stockholders in any year in which we fail to maintain our qualification as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost, unless we are entitled to relief under specific statutory provisions. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

Pursuant to this prospectus, we are offering up to $100,000,000 in shares of our Class C common stock to our existing stockholders pursuant to the DRIP. The per share purchase price for Class C shares under the DRIP depends on whether we issue new shares to DRIP participants or we or any third-party administrator obtains shares to be issued to DRIP participants by purchasing them in the open market. The purchase price for shares issued directly by us will be 97% (or such other discount as may then be in effect) of the Market Price of our Class C common stock. This discount is subject to change from time to time, in our sole discretion, but will be between 0% to 5% of the Market Price. We will advise DRIP participants through a press release of any change in the applicable discount at least 30 days prior to the effective date of the change. The purchase price for Class C common stock that we or any third-party administrator purchases from parties other than us, either in the open market or in privately negotiated transactions, will be 100% of the average price per share actually paid for such shares, excluding any processing fees. We are not required to provide any notice to DRIP participants as to the source of the Class C common stock to be issued under the DRIP.

Determination of “Market Price” and “Average Price Per Share.” For purposes of the calculation of the DRIP purchase price for new shares of Class C common stock issued directly by us, “Market Price” is equal to the average of the daily high and low sales prices, computed to four (4) decimal places on a daily basis, of our Class C common stock on the NYSE during the five (5) days on which the NYSE is open and for which trades in our Class C common stock are reported immediately preceding the date shares are issued pursuant to the DRIP, or, if no trading occurs in our Class C common stock on one or more of such days, for the five (5) days immediately preceding such DRIP issuance date for which trades are reported. In the event there is no trading in the Class C common stock, or if for any reason we or any third-party administrator have difficulty in determining the price of shares to be issued under the DRIP, then we, in consultation with any third-party administrator, will use such other public report or sources as we deem appropriate to determine the market price.

For purposes of the calculation of the DRIP purchase price for Class C common stock purchased from parties other than us, either on the open market or in privately negotiated transactions, “average price per share” is equal to the weighted average of the actual prices paid, computed up to six (6) decimal places, for all of the Class C common stock purchased with all DRIP participants’ reinvested distributions.

Administrator’s Control of Purchase Terms. When open market purchases are made by a third-party administrator, these purchases may be made on any securities exchange where our Class C common stock is traded, in the over-the-counter market or by negotiated transactions, and may be subject to the terms with respect to price, delivery and other matters to which the third-party administrator agrees. We do not, and DRIP participants will not, have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the third-party administrator. However, when open market purchases are made by such administrator, the administrator will use its reasonable efforts to purchase the shares at the lowest possible price. We have appointed Computershare Trust Company, N.A. to serve as the administrator of the DRIP, although we may utilize a different third-party administrator at our discretion.

You will pay a $0.05 per share processing fee for each share of Class C common stock purchased through the DRIP. We will pay all other costs of administration of the DRIP. However, if you request that the administrator sell all or any portion of your shares, you will incur fees as described under “Summary of Our Distribution Reinvestment Plan – Selling Shares Acquired Under the DRIP” below.

We will offer shares under the DRIP pursuant to this prospectus until we sell all $100,000,000 of shares of Class C common stock in this offering; provided, however, that our board of directors may amend, suspend or terminate the DRIP for any reason by providing ten days’ notice to participants in the plan.

Distribution Reinvestment Plan

This prospectus describes the DRIP, which is designed to offer our existing stockholders a method for purchasing additional shares of our Class C common stock by reinvesting cash distributions. Regardless of your participation in our DRIP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRIP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. We may amend, suspend or terminate the DRIP in our discretion at any time upon ten days’ notice to plan participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the participants.

We have appointed Computershare Trust Company, N.A. to serve as the administrator of the DRIP, although we may utilize a different third-party administrator at our discretion. Certain of the administrative support to the Administrator may be performed by its designated affiliates.

Use of Proceeds

The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, investment in real estate, capital expenditures, tenant improvement costs and leasing costs related to our real estate properties, reserves required by financings of our real estate investments, and the repayment of debt.

Incorporation by Reference

This prospectus incorporates by reference several documents previously filed with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2020, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, as well as all future documents we file pursuant to certain sections of the Securities Exchange Act of 1934, as amended (Exchange Act). These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision, as the same may be updated from time to time by our future filings under the Exchange Act.

Risks Related to the DRIP

You will not know the price of the Class C common stock you are purchasing under the DRIP at the time you elect to have your distributions reinvested, and you may not be able to direct the time or price at which the Class C common stock you hold in your DRIP account is sold.

The price of our Class C common stock may fluctuate between the time you decide to purchase Class C common stock under the DRIP and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.

We have appointed Computershare Trust Company, N.A. to serve as the administrator of the DRIP. If you instruct the administrator to sell shares of Class C common stock that you hold in your DRIP account, you will not be able to direct the time or price at which such shares of Class C common stock are sold. The price of our Class C common stock may decline between the time you decide to sell shares of Class C common stock and the time of actual sale.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, “ “could,” “should” and variations of these words and similar expressions. Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN

Purpose of the DRIP

The DRIP is designed generally to offer our existing stockholders a method of purchasing additional shares of our Class C common stock by reinvesting cash distributions. We will use the proceeds received from sales of the shares for general corporate purposes, including, but not limited to, investment in real estate, capital expenditures, tenant improvement costs and leasing costs related to our real estate properties, reserves required by financings of our real estate investments, and the repayment of debt. See Appendix A to this prospectus for the full text of the DRIP.

How to Enroll in the DRIP

You can participate in the DRIP if you currently own shares of our Class C common stock. Participation in the DRIP will commence with the next distribution payable after receipt of your election to participate. If you are already enrolled in the DRIP, no action is required.

You will remain a participant of the DRIP until you deliver to our administrator notification of your desire to terminate your participation (described more fully below under the heading “Terminating Your Participation in the DRIP”).

Record Owners. Record owners may join the DRIP by completing and signing an enrollment form and returning it to the administrator, or by following the enrollment procedures specified on the administrator’s website at www.computershare.com/investor. Enrollment forms may be obtained at any time by written request, by contacting the administrator at the address and telephone number below, or via the internet at the administrator’s website at www.computershare.com/investor.

Beneficial Owners. A beneficial owner may request that the number of shares the beneficial owner wishes to be enrolled in the DRIP be registered by the broker, bank or other nominee in the beneficial owner’s own name as record owner in order to participate directly in the DRIP. Alternatively, beneficial owners who wish to join the DRIP may instruct their broker, bank or other nominee to arrange participation in the DRIP on the beneficial owner’s behalf. The broker, bank or other nominee should then make arrangements with its securities depository, and the securities depository will provide the administrator with the information necessary to allow the beneficial owner to participate in the DRIP.

To facilitate participation by beneficial owners, we have made arrangements with the administrator to reinvest distributions by record holders such as brokers, banks and other nominees, on behalf of beneficial owners.

Alternatively, a beneficial owner may simply request that the number of shares the beneficial owner wishes to be enrolled in the DRIP be re-registered by the broker, bank or other nominee in the beneficial owner’s own name as record owner in order to participate directly in the DRIP.

Non-Stockholders. A non-stockholder must first become a record owner before becoming eligible to participate in the DRIP.

You should send all correspondence, participation and transaction requests to the DRIP administrator at:

Computershare Trust Company, N.A.
P.O. Box 43007
Providence, RI 02940-3007

Please mention Modiv Inc. and this DRIP in all correspondence. In addition, you may call the administrator at 1-866-557-4239 or contact the administrator via the internet at www.computershare.com/investor.

Reinvestment of Your Distributions

If you choose to participate in the DRIP, we will apply all cash distributions on the shares registered in your name to purchase additional shares for you directly from us. Participants in the DRIP will have all of the cash distributions paid in connection with their shares reinvested in shares through the DRIP.

The distributions paid on shares acquired through the DRIP will continue to be reinvested unless you elect to have them paid in cash by terminating your participation in the DRIP.

Source and Purchase Price of the Shares

The per share purchase price for shares of Class C common stock under the DRIP depends on whether we issue new shares to DRIP participants or we or any third-party administrator obtains shares to be issued to DRIP participants by purchasing them in the open market. The purchase price for shares issued directly by us will be 97% (or such other discount as may then be in effect) of the Market Price of our Class C common stock. This discount is subject to change from time to time, in our sole discretion, but will be between 0% to 5% of the Market Price. We will advise DRIP participants through a press release of any change in the applicable discount at least 30 days prior to the effective date of the change. The purchase price for Class C common stock that we or any third-party administrator purchases from parties other than us, either in the open market or in privately negotiated transactions, will be 100% of the average price per share actually paid for such shares, excluding any processing fees. We are not required to provide any notice to DRIP participants as to the source of the Class C common stock to be issued under the DRIP.

Determination of “Market Price” and “Average Price Per Share.” For purposes of the calculation of the DRIP purchase price for new shares of Class C common stock issued directly by us, “Market Price” is equal to the average of the daily high and low sales prices, computed to four (4) decimal places on a daily basis, of our Class C common stock on the NYSE during the five (5) days on which the NYSE is open and for which trades in our Class C common stock are reported immediately preceding the date shares are issued pursuant to the DRIP, or, if no trading occurs in our Class C common stock on one or more of such days, for the five (5) days immediately preceding such DRIP issuance date for which trades are reported. In the event there is no trading in the Class C common stock, or if for any reason we or any third-party administrator have difficulty in determining the price of shares to be issued under the DRIP, then we, in consultation with any third-party administrator, will use such other public report or sources as we deem appropriate to determine the market price.

For purposes of the calculation of the DRIP purchase price for Class C common stock purchased from parties other than us, either on the open market or in privately negotiated transactions, “average price per share” is equal to the weighted average of the actual prices paid, computed up to six (6) decimal places, for all of the Class C common stock purchased with all DRIP participants’ reinvested distributions.

Administrator’s Control of Purchase Terms. When open market purchases are made by a third-party administrator, these purchases may be made on any securities exchange where our Class C common stock is traded, in the over-the-counter market or by negotiated transactions, and may be subject to the terms with respect to price, delivery and other matters to which the third-party administrator agrees. We do not, and DRIP participants will not, have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the third-party administrator. However, when open market purchases are made by such administrator, the administrator will use its reasonable efforts to purchase the shares at the lowest possible price. We have appointed Computershare Trust Company, N.A. to serve as the administrator of the DRIP, although we may utilize a different third-party administrator at our discretion.

When Shares Will Be Purchased

Shares will be purchased for you under the DRIP promptly following the payment date with respect to such distributions on Class C shares to the extent shares are available for purchase under the DRIP. If sufficient shares are not available, any distribution funds that have not been invested in shares within 30 days after receipt and, in any event, by the end of the fiscal quarter in which they are received, will be distributed, along with any interest earned on such funds, to the respective DRIP participant. We intend to pay distributions monthly.

Cost of Participating in the Program

You will pay a $0.05 per share processing fee for each share of Class C common stock purchased through the DRIP. We will pay all other costs of administration of the DRIP. However, if you request that the administrator sell all or any portion of your shares, you will incur fees as described under “Selling Shares Acquired Under the DRIP” below.

Tracking Your Investment

You will receive a statement of your account following each purchase of additional shares. This detailed statement will provide you with the following information with respect to your DRIP account:

•	price paid per share of Class C common stock;

•	total number of shares of Class C common stock purchased, including fractional shares;

•	date of stock purchases; and

•	total number of shares of Class C common stock in your DRIP account.

You should retain these statements to determine the tax cost basis of the Class C common stock purchased for your account under the DRIP. In addition, you will receive copies of other communications sent to our stockholders, including our annual report to stockholders, the notice of annual meeting and proxy statement in connection with our annual meeting of stockholders and the U.S. Internal Revenue Service information for reporting distributions paid.

You can also view your account history and balance online by accessing the administrator’s website at www.computershare.com/investor.

Book-Entry Evidence for Shares Acquired Under the DRIP

All shares that you purchase through the DRIP are recorded in your name on our books. No stock certificates will be issued because we do not issue stock certificates. You can view your account history and balance online by accessing the administrator’s website at www.computershare.com/investor.

Selling Shares Acquired Under the DRIP

You may contact the administrator to sell all or any part of the Class C common stock held in your DRIP account. After receipt of your request, the administrator will sell the Class C common stock through a designated broker or dealer. You have options pursuant to which you may sell your Class C common stock, which are described below.

Batch Order. A batch order is an accumulation of all sale requests by any DRIP participant for shares submitted together as a collective request. Batch orders are submitted on each trading day, to the extent that there are sale requests. Sale instructions for batch orders received by the administrator will be processed and sold in the open market no later than five (5) business days after the date on which the order is received (except where deferral is required under applicable U.S. federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. You may request a batch order sale by calling the administrator directly at 1-866-557-4239 or by writing to the administrator at Computershare, P.O. Box 43007, Providence, Rhode Island 02940-3007. All sale requests received in writing will be submitted as batch order sales. To maximize cost savings for batch order sale requests, the administrator will seek to sell Class C common stock in round lot transactions. For this purpose the administrator may combine each selling DRIP participant’s shares with those of other selling DRIP participants. In every case of a batch order sale, the price to each selling DRIP participant will be the weighted-average sale price obtained for each aggregate order placed by the administrator, less a service fee of $25.00 and a processing fee of $0.12 per share sold.

Market Order. A market order is a request to sell shares promptly at the then-current market price. You may request a market order sale only online at www.computershare.com/investor or by calling the administrator directly at 1-866-557-4239. Market order sale requests made in writing will be submitted as batch order sales. Market order sale requests received online or by telephone will be placed promptly upon receipt during normal market hours (9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next trading day. The price will be the market price for shares obtained by the broker, less a service fee of $25.00 and a processing fee of $0.12 per share sold. The administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares of Class C common stock being sold and the current trading volume in the Class C common stock, a market order may only be partially filled or not filled at all on the trading day on which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the administrator directly at 1-866-557-4239. If your market order sale was not filled and you still want the shares of Class C common stock held in your DRIP account to be sold, you will need to re-enter the sale request.

Day Limit Order. A day limit order is an order to sell your Class C common stock when and if it reaches a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed during aftermarket hours, the next trading day the market is open). Depending on the number of shares being sold and the current trading volume in the Class C common stock, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the administrator in its sole discretion or, if the order has not yet been filled, at your request made online at www.computershare.com/investor or by calling the administrator directly at 1-866-557-4239. There is a service fee of $25.00 and a processing fee of $0.12 per share sold for each day limit order sale.

Good-Til-Cancelled Limit Order. A Good-Til-Cancelled (GTC) limit order is an order to sell Class C common stock when and if the Class C common stock reaches a specific trading price at any time while the order remains open (generally up to thirty (30) days). Depending on the number of shares being sold and the current trading volume in the Class C common stock, sales may be executed in multiple transactions and over more than one day. If shares trade on more than one day, a separate service fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the administrator in its sole discretion or, if the broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the administrator directly at 1-866-557-4239. There is a service fee of $25.00 and a processing fee of $0.12 per share sold for each GTC limit order sale.

All sale requests processed over the telephone by a customer service representative entail an additional fee of $15.00. All per share fees include any brokerage commissions the administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. Fees are deducted from the proceeds derived from the sale. The administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the administrator to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within twenty-four (24) hours after your sale transaction has settled.

If the administrator sells all the Class C common stock held in your DRIP account, the administrator will automatically terminate your account. In this case, you will have to complete and file a new enrollment form to rejoin the DRIP.

Terminating Your Participation in the DRIP

You may terminate your participation in the DRIP at any time by notifying the administrator in writing at its mailing address by utilizing the stub attached to your statement, by phone or via the DRIP administrator’s website at www.computershare.com/investor. We may amend or terminate the DRIP for any reason upon ten days’ notice to the participant. After suspension or termination of your participation in the DRIP, you will receive a check for the amount of any distributions in your account that have not been invested in shares. Any future distributions with respect to your shares made after the effective date of the termination of your participation in the DRIP will be sent directly to you.

Tax Consequences of Your Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in our DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as insurance companies, financial institutions, broker-dealers and non-U.S. persons). No Internal Revenue Service ruling has been issued or requested regarding our DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in our DRIP and the disposition of any shares purchased pursuant to our DRIP.

Reinvested Distributions. Stockholders subject to federal income taxation who elect to participate in our DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash, but rather to have their distributions reinvested pursuant to our DRIP. Specifically, DRIP participants will be treated as if they received the distribution and then applied such distribution to purchase shares in our DRIP. To the extent that a stockholder purchases shares through our DRIP at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A participant will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend or as a “qualified dividend.” In such case, such designated portion of the distribution will be taxed as a capital gain. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your Class C common stock, and any distribution in excess of such basis will be taxable as a gain realized from the sale of your Class C common stock. Any income with respect to the DRIP will be included in a participant’s net investment income for purposes of the 3.8% Medicare tax.

Withholding. In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

Tax-Exempt Stockholders. Tax-exempt stockholders, including individual retirement accounts, Keogh Plans, 401(k) plans and charitable remainder trusts, generally will not have to pay any taxes on distributions, including distributions reinvested under the DRIP. However, if a tax-exempt stockholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.

Amendment, Suspension or Termination of the DRIP

We reserve the right to amend any aspect of the DRIP, suspend the DRIP or terminate the DRIP at our sole discretion and without the consent of stockholders, upon 10 days’ notice to plan participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate email to the participants. We also reserve the right to suspend or terminate a participant’s individual participation in the DRIP.

After suspension or termination of the DRIP or termination of your participation in the DRIP, you will receive a check for the amount of any distributions in your account that have not been invested in shares. Any future distributions with respect to your shares made after the effective date of the suspension or termination of the DRIP will be sent directly to you.

Voting Rights of Shares Acquired Under the DRIP

Shares in your DRIP account will be voted as you direct. As a stockholder, you will receive proxy information in connection with any annual or special meeting of stockholders. This proxy will apply to all shares registered in your name, including all shares credited to your DRIP account. You may also vote your shares, including those credited to your DRIP account, in person at any annual or special meeting of stockholders.

Our Liability Under the DRIP

Neither our company nor any third-party administrator of the DRIP has any responsibility or liability for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death prior to receipt of notice in writing of such death and as to the value of the shares or any change in the value of the shares acquired for each participant’s account. In addition, we will generally indemnify and hold harmless a director or an officer against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

The general effect to stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we have been advised that in the opinion of certain state securities commissioners, indemnification is also contrary to public policy and therefore unenforceable.

YOU SHOULD RECOGNIZE THAT YOU MAY NOT EARN A PROFIT, AND MAY INCUR A LOSS, ON THE SHARES YOU ACQUIRE UNDER THE DRIP.

Governing Law

The DRIP and the DRIP’s participants’ election to participate in the DRIP will be governed by the laws of the State of Maryland.

Contact for Documents Regarding the DRIP

All requests for forms regarding the DRIP and all correspondence and transaction requests to the Administrator at:

Computershare Trust Company, N.A.
P.O. Box 43007
Providence, RI 02940-3007
1-866-557-4239
www.computershare.com/investor

USE OF PROCEEDS

We will receive proceeds from the sale of new shares of Class C common stock that we issue to DRIP participants. We will not receive proceeds from the sale of Class C common stock that the administrator purchases in the open market or in privately negotiated transactions.

The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, investment in real estate, capital expenditures, tenant improvement costs and leasing costs related to our real estate properties, reserves required by financings of our real estate investments, and the repayment of debt. We cannot predict with any certainty how much DRIP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.

We will pay actual expenses incurred in connection with the registration and offering of the DRIP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees, transfer agent fees and other accountable offering expenses, in our sole discretion. These offering expenses are currently estimated to be approximately $58,910 (or less than 0.1% of the maximum DRIP proceeds).

PLAN OF DISTRIBUTION

We are offering a maximum of $100,000,000 of shares of Class C common stock to our current Class C stockholders through the DRIP. The per share purchase price for shares under the DRIP depends on whether we issue new shares to DRIP participants or we or any third-party administrator obtains shares to be issued to DRIP participants by purchasing them in the open market. The purchase price for shares issued directly by us will be 97% (or such other discount as may then be in effect) of the Market Price of our Class C common stock. This discount is subject to change from time to time, in our sole discretion, but will be between 0% to 5% of the Market Price. We will advise DRIP participants through a press release of any change in the applicable discount at least 30 days prior to the effective date of the change. The purchase price for Class C common stock that we or any third-party administrator purchases from parties other than us, either in the open market or in privately negotiated transactions, will be 100% of the average price per share actually paid for such shares, excluding any processing fees. We are not required to provide any notice to DRIP participants as to the source of the Class C common stock to be issued under the DRIP.

Determination of “Market Price” and “Average Price Per Share.” For purposes of the calculation of the DRIP purchase price for new shares of Class C common stock issued directly by us, “Market Price” is equal to the average of the daily high and low sales prices, computed to four (4) decimal places on a daily basis, of our Class C common stock on the NYSE during the five (5) days on which the NYSE is open and for which trades in our Class C common stock are reported immediately preceding the date shares are issued pursuant to the DRIP, or, if no trading occurs in our Class C common stock on one or more of such days, for the five (5) days immediately preceding such DRIP issuance date for which trades are reported. In the event there is no trading in the Class C common stock, or if for any reason we or any third-party administrator have difficulty in determining the price of shares to be issued under the DRIP, then we, in consultation with any third-party administrator, will use such other public report or sources as we deem appropriate to determine the market price.

For purposes of the calculation of the DRIP purchase price for Class C common stock purchased from parties other than us, either on the open market or in privately negotiated transactions, “average price per share” is equal to the weighted average of the actual prices paid, computed up to six (6) decimal places, for all of the Class C common stock purchased with all DRIP participants’ reinvested distributions.

Administrator’s Control of Purchase Terms. When open market purchases are made by a third-party administrator, these purchases may be made on any securities exchange where our Class C common stock is traded, in the over-the-counter market or by negotiated transactions, and may be subject to the terms with respect to price, delivery and other matters to which the third-party administrator agrees. We do not, and DRIP participants will not, have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the third-party administrator. However, when open market purchases are made by such administrator, the administrator will use its reasonable efforts to purchase the shares at the lowest possible price. We have appointed Computershare Trust Company, N.A. to serve as the administrator of the DRIP, although we may utilize a different third-party administrator at our discretion. We have no basis for estimating the number of shares that will be sold.

The shares of our Class C common stock may be resold in market transactions on any national securities exchange on which our shares of Class C common stock trade or in privately negotiated transactions. Our Class C common stock currently is listed on the New York Stock Exchange. In connection with the administration of the DRIP, we may be requested to approve investments made pursuant to requests for waiver by or on behalf of participants or other investors who may be engaged in the securities business.

Persons who acquire shares of our Class C common stock through the DRIP and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which they would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our Class C common stock so purchased.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act) and related acts, the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is acting, directly or indirectly:

•
in contravention of any U.S. or international laws and regulations, including without limitation any anti-money laundering or anti-terrorist financing sanction, regulation, or law promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (OFAC) or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, are referred to herein as the U.S. Sanctions Laws), such that the offer, sale or delivery, directly or indirectly, would contravene such U.S. Sanctions Laws; or

•
on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, or any other lists of similar import as to any non-U.S. country, individual, or entity.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Modiv Inc. Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the DRIP is terminated comprise the incorporated documents:

(a)	The description of our shares contained in our Registration Statement on Form S-11 (Registration No. 333-261529) filed with the SEC on December 8, 2021, as amended;

(b)	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021;

(c)
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 17, 2021, August 13, 2021 and November 15, 2021, respectively; and

(d)
Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 4, 2021, January 20, 2021, January 28, 2021, January 29, 2021, February 1, 2021, March 18, 2021, March 24, 2021, April 1, 2021, April 6, 2021, May 5, 2021, May 19, 2021, May 24, 2021, June 21, 2021, July 1, 2021, July 8, 2021, August 2, 2021, August 4, 2021, August 12, 2021, August 18, 2021, September 13, 2021, September 14, 2021, September 17, 2021, November 5, 2021, December 3, 2021, December 8, 2021, December 15, 2021, January 20, 2022, February 10, 2022 and February 11, 2022.

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person and at no cost, a copy of any document incorporated by reference into this prospectus (or incorporated into the documents that this prospectus incorporates by reference). Requests should be directed to Modiv Shareholder Relations at 120 Newport Center Drive, Newport Beach, CA 92660, or contact our offices at (888) 686-6348.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Stockholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants. This prospectus does not contain all information set forth in the Registration Statement on Form S-3 filed with the SEC, as amended, and the exhibits thereto which we have filed with the SEC under the Securities Act and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. These filings with the SEC are available to the public free of charge over the Internet at our website at http://www.Modiv.com or through the SEC’s website at http://www.sec.gov.

Prospectus

Distribution Reinvestment Plan
Class C Common Stock

ALPHABETICAL INDEX	PAGE
Cautionary Note Regarding Forward-Looking Statements	6
Experts	17
Incorporation of Certain Information by Reference	17
Legal Matters	17
Plan of Distribution	15
Prospectus Summary	1
Risk Factors	5
Summary of Our Distribution Reinvestment Plan	7
Use of Proceeds	14
Where You Can Find Additional Information	18

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation.

This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

February 15, 2022

APPENDIX A

MODIV INC.
SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Modiv Inc., a Maryland real estate investment trust (the “Company”), has adopted a Second Amended and Restated Distribution Reinvestment Plan (the “DRP”) applicable to outstanding shares of its Class C common stock (the “Shares”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Charter unless otherwise defined herein.

1.   Number of Shares Issuable. The number of Shares authorized for issuance under the DRP is 50,000,000.

2.   Participants. “Participants” are holders of the Company’s Shares who elect to participate in the DRP.

3.   Distribution Reinvestment. The Company or its appointed third-party administrator will apply all of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Shares to the purchase of additional Shares for such Participant. Participants will pay a $0.05 per share processing fee for each Share purchased through the DRP. The Company will pay all other costs of administration of the DRP.

4.   Procedures for Participation. Qualifying stockholders may elect to become Participants by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company or its appointed third-party administrator. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid as authorized and declared by the Company board of directors.

5.   Purchase of Shares. Participants will acquire Shares at a price that depends on whether the Company issues new Shares to Participants or the Company or any third-party administrator obtains Shares to be issued to Participants by purchasing them in the open market. The purchase price for Shares issued directly by the Company will be 97% (or such other discount as may then be in effect) of the Market Price (as defined below) of the Shares. This discount is subject to change from time to time, in the Company’s sole discretion, but will be between 0% to 5% of the Market Price. The Company will advise Participants through a press release of any change in the applicable discount at least 30 days prior to the effective date of the change. The purchase price for Shares that the Company or any third-party administrator purchases from parties other than the Company, either in the open market or in privately negotiated transactions, will be 100% of the “average price per share” (as described below) actually paid for such Shares, excluding any processing fees. The Company is not required to provide any notice to Participants as to the source of the Shares to be issued under the DRP.

Determination of “Market Price” and “Average Price Per Share.” For purposes of the calculation of the DRP purchase price for new Shares issued directly by the Company, “Market Price” is equal to the average of the daily high and low sales prices, computed to four (4) decimal places on a daily basis, of the Shares on the New York Stock Exchange (“NYSE”) during the five (5) days on which the NYSE is open and for which trades in the Shares are reported immediately preceding the date Shares are issued pursuant to the DRP, or, if no trading occurs in the Shares on one or more of such days, for the five (5) days immediately preceding such DRP issuance date for which trades are reported. In the event there is no trading in the Shares, or if for any reason the Company or any third-party administrator have difficulty in determining the price of Shares to be issued under the DRP, then the Company, in consultation with any third-party administrator, will use such other public report or sources as the Company deems appropriate to determine the market price.

For purposes of the calculation of the DRP purchase price for Shares purchased from parties other than the Company, either on the open market or in privately negotiated transactions, “average price per share” is equal to the weighted average of the actual prices paid, computed up to six (6) decimal places, for all of the Shares purchased with all Participants’ reinvested Distributions.

Administrator’s Control of Purchase Terms. When open market purchases are made by a third-party administrator, these purchases may be made on any securities exchange where the Shares are traded, in the over-the-counter market or by negotiated transactions, and may be subject to the terms with respect to price, delivery and other matters to which the third-party administrator agrees. The Company does not, and Participants will not, have any authorization or power to direct the time or price at which Shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the third-party administrator. However, when open market purchases are made by such administrator, the administrator will use its reasonable efforts to purchase the shares at the lowest possible price. The Company may select, in its sole discretion, any third party to serve as the administrator of the DRP.

Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s Charter.

6.   Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7.   Share Certificates. The shares issuable under the DRP shall be uncertificated until the Company’s board of directors determines otherwise.

8.   Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

9.   Termination by Participant. A Participant may terminate participation in the DRP at any time by notifying the Company’s third-party administrator. Any transfer of Shares by a Participant will terminate participation in the DRP with respect to the transferred Shares..

10.   Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ notice to the Participants. The Company may provide notice by including such information in a separate mailing to Participants.

11.   Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

12.   Governing Law. The DRP shall be governed by the laws of the State of Maryland.
A-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by us while issuing and distributing the common stock being registered. All amounts are estimates and assume the sale of $100,000,000 of shares of our common stock, except the SEC’s registration fee.

SEC Registration Fee	$10,910
Printing and Postage Expenses	5,000
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	3,000
Blue Sky Fees and Expenses	25,000
Total expenses	$58,910

Item 15.	Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law (MGCL) requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•
a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter obligates us to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with our current directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Item 16.	Exhibits

The following exhibits are included, or incorporated by reference, in this Form S-3 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of September 19, 2019, by and among RW Holdings NNN REIT, Inc., Rich Uncles NNN REIT Operating Partnership, LP, Rich Uncles Real Estate Investment Trust I and Katana Merger Sub (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on September 20, 2019)

2.2
Contribution Agreement dated as of September 19, 2019 by and among Rich Uncles NNN Operating Partnership, LP, RW Holdings NNN REIT, Inc., BrixInvest, LLC and Daisho OP Holdings, LLC (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on September 20, 2019)

4.1
Articles of Amendment and Restatement of Modiv Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on July 8, 2021)

4.2
Amended and Restated Bylaws of Modiv Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on August 2, 2021)

4.3
Articles Supplementary designating 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-40814) filed with the Securities and Exchange Commission on September 17, 2021)

4.4*	Second Amended and Restated Distribution Reinvestment Plan (Class C Common Stock) (included as Appendix A to the prospectus)
4.5
Distribution Reinvestment Plan (Class S Common Stock) (incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on August 17, 2017)

5.1
Opinion of Venable LLP as to legality of securities (incorporated by reference to Exhibit 5.1 to our Registration Statement on Form S-3 (File No. 333-252321) filed with the Securities and Exchange Commission on January 22, 2021)

23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2*	Consent of Baker Tilly US, LLP, formerly Squar Milner LLP, Independent Registered Public Accounting Firm
24.1
Power of Attorney for Aaron S. Halfacre, Raymond J. Pacini, Sandra G. Sciutto, Adam S. Markman, Curtis B. McWilliams and Thomas H. Nolan, Jr. (incorporated by reference to Exhibit 24.1 to our Registration Statement on Form S-3 (File No. 333-252321) filed with the Securities and Exchange Commission on January 22, 2021)

24.2*	Power of Attorney for Asma Ishaq
24.3*	Power of Attorney for Kimberly Smith
24.4*	Power of Attorney for Connie Tirondola

*	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above and this clause (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than registration statements relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)
That, for the purpose of determining liability of the registrant under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)
To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 15th day of February, 2022.

MODIV INC.

By:	/s/ AARON S. HALFACRE
Aaron S. Halfacre Chief Executive Officer, President and Director (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aaron S. Halfacre	Chief Executive Officer, President and Director (Principal Executive Officer)	February 15, 2022
Aaron S. Halfacre

/s/ Raymond J. Pacini	Executive Vice President, Chief Finanical Officer, Secretary and Treasurer (Principal Financial Officer)	February 15, 2022
Raymond J. Pacini

/s/ Sandra G. Sciutto	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 15, 2022
Sandra G. Sciutto

*	Non-Executive Chairman of the Board and Director	February 15, 2022
Adam S. Markman

*	Director	February 15, 2022
Asma Ishaq

*	Director	February 15, 2022
Kimberly Smith

*	Director	February 15, 2022
Curtis B. McWilliams

*	Director	February 15, 2022
Thomas H. Nolan, Jr.

*	Director	February 15, 2022
Connie Tirondola

By:	/s/ Raymond J. Pacini
Raymond J. Pacini
Attorney-in-fact